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                                                                  EXHIBIT 21.1

                               SUBSIDIARIES OF
                     PARADIGM MUSIC ENTERTAINMENT COMPANY

1. SonicNet, Inc., a Delaware corporation

2. Purple Demon, Inc., a New York corporation. Also does business as Big Deal Records.